Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Bank of the James Financial Group, Inc. of our report dated March 21, 2017, relating to the consolidated financial statements, which appears in the Annual Report on Form 10-K of Bank of the James Financial Group, Inc. for the year ended December 31, 2016.

We also consent to the reference to our Firm under the caption “Experts” included in the Prospectus, which is part of this Registration Statement.

/s/ Yount, Hyde & Barbour, P.C.

Winchester, Virginia

August 21, 2017